                                                               EXHIBIT 4.5.2



                            RALPHS GROCERY COMPANY,
  as successor in the merger of Food 4 Less Supermarkets, Inc. with and into
             Ralphs Supermarkets, Inc. and Ralphs Grocery Company
                                    Issuer,

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                    Trustee


                             ______________________


                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of ________, 1995


                             ______________________



                     9% Senior Subordinated Notes due 2003
                   and 9% Series B Senior Subordinated Notes
                                    due 2003

                 This THIRD SUPPLEMENTAL INDENTURE to the Indenture (as defined below) (the "Third Supplemental Indenture") is dated as of _________, 1995, and is made by and between United States Trust Company of New York (the "Trustee") and Ralphs Grocery Company, a Delaware corporation (formerly named Ralphs Supermarkets, Inc.) ("Newco"), as successor in the merger of Food 4 Less Supermarkets, Inc. with and into Ralphs Supermarkets Inc., a Delaware corporation ("RSI"), and Ralphs Grocery Company, a Delaware corporation (the "Company").

                                    RECITALS

                 A. Pursuant to an Indenture dated March 30, 1993 (the "Indenture") between the Company and the Trustee, the Company issued $150,000,000 in aggregate principal amount of its 9% Senior Subordinated Notes due 2003 (the "Initial Securities").

                 B. Pursuant to the First Supplemental Indenture to the Indenture dated June 23, 1993, between the Company and the Trustee, the Company consummated an exchange offer for the Initial Securities whereby the Company offered to exchange $1,000 aggregate principal amount of its 9% Series B Senior Subordinated Notes due 2003 (the "Exchange Securities," and together with the Initial Securities, the "Securities").

                 C. "Securities" shall mean collectively the Initial Securities and the Exchange Securities.

                 D. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                 E. Pursuant to the Agreement and Plan of Merger dated September 14, 1994, as amended, Food 4 Less Supermarkets, Inc. merged with and into RSI, and immediately thereafter the Company, which was a wholly-owned subsidiary of RSI, merged with and into RSI and RSI changed its name to Ralphs Grocery Company (together, the "Merger").

                 F. The Merger was a transaction subject to the requirements of Section 801 of the Indenture. Section 802 of the Indenture provides that upon any merger subject to Section 801 thereof, the successor person into which the Company is merged shall succeed to and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor person had been named as the Company therein. Section 802 also provides that when a successor corporation assumes all of the obligations of the Company under the Indenture and under the Securities, and agrees to be bound thereby, the predecessor shall be released from such obligations. The sole purpose of this Third Supplemental Indenture is to allow Newco, as the successor person to the Company in the Merger, to assume the obligations of the Company under the Indenture.

                 G. Newco, being duly authorized by a Board Resolution, and the Trustee are authorized to execute and deliver this Third Supplemental Indenture.

                 H. All the conditions and requirements necessary to make this Third Supplemental Indenture, when duly executed and delivered, a valid, binding agreement, enforceable in accordance with its terms, have been performed and fulfilled.

                 NOW, THEREFORE, it is agreed as follows:

                 1. Pursuant to Section 802, Newco, as the successor person into which the Company has been merged in the Merger subject to Section 801, hereby succeeds to and is substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if Newco had been named as the Company therein. Newco hereby assumes all of the obligations of the Company under the Indenture and under the Securities and agrees to be bound thereby. In accord with Section 802, the Company is released from such obligations.

                 2. This Third Supplemental Indenture shall be effective as of the date hereof upon the consummation of the Merger.

                 3. This instrument may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute the instrument by signing such counterpart.

                 IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

                                  RALPHS GROCERY COMPANY
[Seal]
Attest:


________________________          ______________________________
                                  By:
                                  Its:

                                  UNITED STATES TRUST COMPANY
                                       OF NEW YORK
[Seal]
Attest:


________________________          ______________________________
                                  By:
                                  Its:





                                       3